ERNST & YOUNG LLP
Suite 2100
1999 Avenue of the Stars
Los Angeles, CA  90067
Phone 310 551 5500


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Film Roman, Inc. Non-Employee Directors Stock Option Plan of our report dated March 10, 1999, with respect to the consolidated financial statements of Film Roman, Inc. included in the Annual Report (form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Los Angeles, CA                                            /S/ ERNST & YOUNG LLP
October 25, 1999                                          ERNST & YOUNG LLP